Exhibit 99.1

ADIENT

PRESS RELEASE
May 5, 2022

Adient reports second quarter 2022 financial results

- Q2 GAAP net loss and EPS diluted of $(81)M and $(0.85), respectively; Q2 Adj.-EPS diluted of $(0.13)
- Q2 Adj.-EBITDA of $159M, down $144M y-o-y (down $131M when adjusting for portfolio actions executed in FY21)
- Strong cash and cash equivalents of $1,118M at March 31, 2022
- Gross debt and net debt totaled $2.9B and $1.8B, respectively, at March 31, 2022
- Voluntary principal debt repayment of just over $700M was completed in Q2, further advancing the company's capital structure transformation; significant focus on cash and liquidity given the challenging operating environment

Q2 FY 2022 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME/(LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$3,506M**	**$46M**	**$(81)M**	**$(0.85)**
vs. Q2 21	(11) %	(80) %	NM	NM
vs. pro forma adj.[1]	(8) %			
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME/(LOSS) attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$79M**	**$159M**	**$(12)M**	**$(0.13)**
vs. Q2 21	(64) %	(48) %	NM	NM
vs. pro forma adj.[1]		(45) %		

[1]Q2FY21 Revenue and Adj.-EBITDA (pro forma adjusted for portfolio actions executed in FY21) totaled $3,950M and $290M, respectively (see appendix for details)
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

DRIVING FORWARD IN A CHALLENGING ENVIRONMENT

Customers
Quality
People
Community
Financial Discipline

Continuing the trend established in H2FY21, numerous external factors including supply chain disruptions (and resulting operating inefficiencies) elevated commodity prices, increased freight costs, and labor availability and inflation continue to influence the industry and Adient's near-term results. The conflict in Ukraine and widespread COVID lockdowns in China magnified the downward pressures impacting the industry and is diminishing expectations that the environment will improve as FY22 progresses. Adient continues to execute actions to help mitigate the external factors pressuring near-term results including, but not limited to, operational improvements, quality launches, significant focus on costs, ongoing commercial discussions and more. Despite these efforts, Adient's second quarter results were impacted by ~$160M due to lower volumes, temporary operating inefficiencies, increased freight and commodities costs. Adient's Q2FY22 Adj.-EBITDA totaled $159M, down $131M compared to Q2FY21 Adj.-EBITDA adjusted for portfolio actions executed in FY21. Adj.-EBITDA and margin excluding equity income totaled $142M and 4.1 %, respectively.

STRONG CASH AND LIQUIDITY

Adient's cash and cash equivalents totaled $1.1B at March 31, 2022 (total liquidity of ~$1.9B). During the quarter, approximately $762M of cash was used to further advance the company's capital structure transformation (includes premiums, accrued interest and debt repayments of ~$508M of principal of Adient's 9.00 % senior first lien notes due 2025 and ~$200M of principal of Adient's 3.50 % unsecured EUR notes due 2024). Protecting Adient's strengthened balance sheet and solid cash/liquidity position is essential given the difficult operating environment the industry is facing.

EXCELLENCE RECOGNIZED BY THE INDUSTRY

Adient continued delivering on its commitment to product and process excellence and these efforts were recognized by customers and the industry. Among the recognition Adient received was the **GM Supplier of the Year 2021 award**, particularly notable during one of the most challenging years in automotive history; the **Hyundai Kia Quality Excellence award** for its new vehicle launch in Korea; and three awards from **Toyota: Superior Supplier Diversity Award**, **Superior Value Analysis Achievement Award** and **Excellent Quality Award for Adient Metals**.

"While Adient and the industry continue to operate in a challenging environment driven by intensifying external pressures, we remain focused on executing our strategy. This perseverance and focus has been recognized by our customers, as evidenced by a number of recent awards for product and process excellence."

— Doug Del Grosso, President and Chief Executive Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

	Americas		EMEA		Asia
Q2 22	Q2 21	Q2 22	Q2 21	Q2 22	Q2 21
$46M	$64M $65M[1] (pro forma adj.)	**$30M**	$141M $134M[1] (pro forma adj.)	**$105M**	$121M $114M[1] (pro forma adj.)

Americas: For the quarter vs. Q2FY21 pro forma adjusted, the y-o-y decrease was driven by elevated commodity prices, lower volume and mix, increased freight costs and lower net material margin (resulting from timing of commercial settlements). Improved launch, ops waste, and tooling performance as well as SG&A efficiencies partially offset the negative influences.

EMEA: For the quarter vs. Q2FY21 pro forma adjusted, the y-o-y decrease was driven by increased freight, labor and overhead costs (including increased utility costs), lower volume and mix, fx headwinds, as well as lower net material margin (resulting from timing of commercial settlements). SG&A efficiencies partially offset the negative influences.

Asia: For the quarter vs. Q2FY21 pro forma adjusted, the y-o-y decrease was driven by lower equity income and lower volume and mix (resulting from widespread COVID lockdowns in China). Improved business performance and SG&A were partial offsets.

[1]Pro forma adjusted for portfolio actions executed in FY21 (see appendix for details).
*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 22*	YTD 21*		03/31/22	09/30/21
OPERATING CASH FLOW	**$15M**	$140M	CASH & CASH EQUIVALENTS	**$1,118M**	$1,521M
CAPITAL EXPENDITURES	**$(117)M**	$(126)M	TOTAL DEBT	**$2,936M**	$3,696M
FREE CASH FLOW	**$(102)M**	$14M	NET DEBT	**$1,818M**	$2,175M

*Free Cash Flow Q2FY22 of $(28)M, Q2FY21 of $(146)M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

> ***"Adient's balance sheet continues to strengthen, driven by our voluntary debt repayment and commitment to operational excellence. The strong cash balance and reduced level of gross debt is essential given the difficult operating environment the industry is facing."***
>
> ***— Jeff Stafeil, Executive Vice President and Chief Financial Officer***

Q2 KEY OPERATING METRICS

		Q2 22	Q2 21	
SALES	CONSOLIDATED	**$3,506M**	$3,819M	Q2FY22 revenues impacted by ongoing supply chain disruptions (worsened due to conflict in Ukraine).
SALES	UNCONSOLIDATED	**$916M**	$2,194M	Unconsolidated sales impacted by portfolio adjustments executed in FY21, as well as widespread COVID related lockdowns in China.
	ADJUSTED EQUITY INCOME*	**$17M**	$53M	Q2FY22 equity income impacted by portfolio adjustments executed in FY21, as well as widespread COVID related lockdowns in China.
	ADJUSTED INTEREST EXPENSE*	**$41M**	$60M	In line with company expectations given Adient's debt and cash position.
	ADJUSTED INCOME TAX EXPENSE*	**$28M**	$26M	Adjusted income tax expense in line with internal expectations given the geographic composition of the company's earnings and significant valuation allowances in certain jurisdictions.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2022 OUTLOOK

Consolidated sales	**~$14.2B** (previously ~$14.8B)	**Interest expense**	**~$160M** (previously $150M)
Adj.-EBITDA	**Significantly lower (i.e., more than $100M lower) vs. FY21 pro forma results of $810M** (previously modestly lower vs. FY21 pro forma results of $810M)	**Cash tax**	**~$80M** (no change)
Equity income (included in Adj.-EBITDA)	**~$75M** (previously ~90M)	**Capital expenditures**	**~$300M – 325M** (no change)

Continuing the trend established in H2 FY21, numerous external factors including supply chain disruptions (and resulting operating inefficiencies), elevated commodity prices, increased freight costs, etc., continue to influence the industry and Adient's near-term results. The conflict in Ukraine combined with widespread COVID lockdowns in China have intensified the negative pressures. As a result, expectations for a significant industry recovery in H2 FY22 have been diminished. Given the uncertainty and significant external influences, we will not be providing specific full year fiscal 2022 guidance for Adj.-EBITDA and free cash flow at this time. Adient will provide updates as appropriate as FY22 progresses.

ADIENT'S COMMITMENT TO SUSTAINABILITY

Creating
a sustainable future
together

At Adient, we believe a commitment to positive environmental, social and governance-related business practices strengthens our company; increases our connection with our shareholders; and helps us better serve our customers and the communities in which we operate. While we execute sustainability initiatives every day, on April 22, Adient celebrated Earth Day by recognizing several recent projects. These initiatives demonstrate our employees' shared commitment to bettering our processes and operating our business in an environmentally responsible manner. For example, Adient's Changsha, China plant completed a 1 GW solar installation that is projected to reduce emissions by 700 metric tons of CO_2e annually; employees from our Štip, North Macedonia facility planted 7,000 trees in an area damaged by wildfires; and our team in Mór, Hungary installed an ion exchange unit on its paint line that will save an estimated 5 million liters of water per year. Similar efforts continue at Adient facilities around the globe.

Changsha, China

Štip, North Macedonia

Mór, Hungary

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 75,000 employees in 33 countries, Adient operates 208 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into more than 20 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward- looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the Ukraine conflict and widespread COVID lockdowns in China and their impact on regional, global economies and additional pressure on supply chains and vehicle production, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, work stoppages, including due to supply chain disruptions and similar events, energy and commodity (particularly steel) prices, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductors)), whether deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the ability of Adient to execute its turnaround plan, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 23, 2021, Quarterly Report on Form 10-Q for the Quarterly Period ended December 31, 2021, filed with the SEC on February 4, 2022, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward- looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non- GAAP measures related to FY2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2022	2021
Net sales	$3,506	$3,819
Cost of sales	3,328	3,521
Gross profit	178	298
Selling, general and administrative expenses	135	148
Restructuring and impairment costs	4	5
Equity income (loss)	7	85
Earnings (loss) before interest and income taxes	46	230
Net financing charges	83	110
Other pension expense (income)	(1)	(2)
Income (loss) before income taxes	(36)	122
Income tax provision (benefit)	24	28
Net income (loss)	(60)	94
Income attributable to noncontrolling interests	21	25
Net income (loss) attributable to Adient	$(81)	$69

Diluted earnings (loss) per share	$(0.85)	$0.72

Shares outstanding at period end	94.8	94.2
Diluted weighted average shares	94.8	96.0

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	March 31,	September 30,
(in millions)	2022	2021
Assets
Cash and cash equivalents	$1,118	$1,521
Accounts receivable - net	1,742	1,426
Inventories	998	976
Assets held for sale	—	49
Other current assets	459	1,114
Current assets	4,317	5,086

Property, plant and equipment - net	1,523	1,607
Goodwill	2,198	2,212
Other intangible assets - net	537	555
Investments in partially-owned affiliates	376	335
Assets held for sale	9	25
Other noncurrent assets	894	958
Total assets	$9,854	$10,778

Liabilities and Shareholders' Equity
Short-term debt	$170	$184
Accounts payable and accrued expenses	2,799	2,519
Liabilities held for sale	—	16
Other current liabilities	689	792
Current liabilities	3,658	3,511

Long-term debt	2,766	3,512
Other noncurrent liabilities	757	797
Redeemable noncontrolling interests	48	240
Shareholders' equity attributable to Adient	2,285	2,376
Noncontrolling interests	340	342
Total liabilities and shareholders' equity	$9,854	$10,778

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2022	2021
Operating Activities
Net income (loss) attributable to Adient	$(81)	$69
Income attributable to noncontrolling interests	21	25
Net income (loss)	(60)	94
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	76	69
Amortization of intangibles	13	9
Pension and postretirement benefit expense (benefit)	1	—
Pension and postretirement contributions, net	(5)	(3)
Equity in earnings of partially-owned affiliates, net of dividends received	(16)	(43)
Impairment/(gain) on sale of interest in a nonconsolidated partially-owned affiliate	8	(33)
Premium and transaction costs paid on repurchase of debt	34	46
Deferred income taxes	(5)	(1)
Non-cash restructuring and impairment charges	4	4
Equity-based compensation	4	13
Other	12	9
Changes in assets and liabilities:
Receivables	(157)	(366)
Inventories	(60)	(65)
Other assets	55	(7)
Restructuring reserves	(14)	(42)
Accounts payable and accrued liabilities	142	219
Accrued income taxes	(3)	6
Cash provided (used) by operating activities	29	(91)
Investing Activities
Capital expenditures	(57)	(55)
Sale of property, plant and equipment	1	2
Deposit on business acquisitions	(6)	—
Proceeds from business divestitures	9	19
Cash provided (used) by investing activities	(53)	(34)
Financing Activities
Increase (decrease) in short-term debt	(2)	3
Repayment of long-term debt	(742)	(687)
Debt financing costs	(1)	(1)
Cash paid to acquire a noncontrolling interest	(153)	—
Dividends paid to noncontrolling interests	(40)	(7)
Other	—	(2)
Cash provided (used) by financing activities	(938)	(694)
Effect of exchange rate changes on cash and cash equivalents	—	(13)
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	(962)	(832)
Less: Change in cash classified within current assets held for sale	—	(4)
Increase (decrease) in cash and cash equivalents	$(962)	$(836)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended March 31,
(in millions)	2022	2021
Net Sales
Americas	$1,596	$1,644
EMEA	1,218	1,636
Asia	723	588
Eliminations	(31)	(49)
Total net sales	$3,506	$3,819

	Three Months Ended March 31,
(in millions)	2022	2021
Adjusted EBITDA
Americas	$46	64
EMEA	30	141
Asia	105	121
Corporate-related costs (1)	(22)	(23)
Restructuring and impairment costs (2)	(4)	(5)
Purchase accounting amortization (3)	(13)	(10)
Restructuring related charges (4)	(3)	(2)
(Impairment)/gain on sale of interest in nonconsolidated partially-owned affiliates (8)	(9)	33
Stock based compensation	(4)	(13)
Depreciation	(76)	(69)
Other items (5)	(4)	(7)
Earnings (loss) before interest and income taxes	46	230
Net financing charges	(83)	(110)
Other pension income (expense)	1	2
Income (loss) before income taxes	$(36)	122

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended March 31,
(in millions, except per share data)	2022	2021
Income available to shareholders
Net income (loss) attributable to Adient	$(81)	$69

Weighted average shares outstanding
Basic weighted average shares outstanding	94.8	94.2
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	1.8
Diluted weighted average shares outstanding	94.8	96.0

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended March 31, 2022 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Adient is also presenting pro forma fiscal 2021 financial information by adjusting previously reported fiscal 2021 results to reflect the impacts of certain strategic transactions that have been completed, as described below. Adient believes the pro forma information provides helpful comparisons between the current year and prior year results by adjusting the prior year to be on a consistent basis with the current year.

•	"Americas footprint actions" and "EMEA footprint actions" refer to miscellaneous closures / roll off of business.
•	"EMEA deconsolidation" refers to the sale of a metals business in Turkey effective October 1, 2021 to a nonconsolidated JV in which Adient retains a noncontrolling interest.
•	"China strategic transaction" refers to the disposition of the YFAS JV and the consolidation of CQADNT and LFADNT, all of which were effective on September 30, 2021.
•	"China footprint actions" refers to divestitures of smaller, non-core businesses (i.e. remaining fabrics business and Futuris entity).

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended March 31,
	2022			2021
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,506	$—	$3,506	$3,819	$—	$3,819
Cost of sales (6)	3,328	—	3,328	3,521	(1)	3,520
Gross profit	178	—	178	298	1	299
Selling, general and administrative expenses (7)	135	(19)	116	148	(17)	131
Restructuring and impairment costs (2)	4	(4)	—	5	(5)	—
Equity income (loss) (8)	7	10	17	85	(32)	53
Earnings (loss) before interest and income taxes (EBIT)	46	33	79	230	(9)	221

Memo accounts:
Depreciation			76			69
Equity based compensation			4			13
Adjusted EBITDA			$159			$303

Net financing charges (9)	83	(42)	41	110	(50)	60
Other pension expense (income)	(1)	—	(1)	(2)	—	(2)
Income (loss) before income taxes	(36)	75	39	122	41	163
Income tax provision (benefit) (10)	24	4	28	28	(2)	26
Net income (loss) attributable to Adient	(81)	69	(12)	69	41	110
Diluted earnings (loss) per share	(0.85)	0.72	(0.13)	0.72	0.43	1.15
Diluted weighted average shares	94.8	—	94.8	96.0	—	96.0

Appendix

Segment Performance:

	Three months ended March 31, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,596	$1,218	$723	$(31)	$3,506

Adjusted EBITDA	$46	$30	$105	$(22)	$159

Adjusted EBITDA margin	2.9%	2.5%	14.5%	N/A	4.5%

	Three months ended March 31, 2021
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,644	$1,636	$588	$(49)	$3,819

Adjusted EBITDA	$64	$141	$121	$(23)	$303

Adjusted EBITDA margin	3.9%	8.6%	20.6%	N/A	7.9%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended March 31,
(in millions)	2022	2021
Adjusted EBITDA	$159	$303

Adjusted Equity Income	17	53

Adjusted EBITDA Excluding Adjusted Equity Income	$142	$250
% of Sales	4.1%	6.5%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended March 31,
	2022			2021
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$(36)	$24	(66.7)%	$122	$28	23.0%
Adjustments	75	4	5.3%	41	(2)	(4.9)%
As adjusted	$39	$28	71.8%	$163	$26	16.0%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended March 31,
(in millions)	2022	2021
Net income (loss) attributable to Adient	(81)	69
Restructuring and impairment costs	4	5
Purchase accounting amortization	13	10
Restructuring related charges	3	2
Impairment/(gain) on sale of interest in a nonconsolidated partially owned affiliate (8)	9	(33)
Write off of deferred financing costs upon repurchase of debt (9)	7	10
Foreign exchange loss on intercompany loan in Russia (9)	1	—
Interest accretion on deferred consideration (9)	—	(5)
Premium paid on repurchase of debt (9)	34	45
Other items (5)	4	7
Impact of adjustments on noncontrolling interests (11)	(2)	(2)
Tax impact of above adjustments and other tax items (10)	(4)	2
Adjusted net income (loss) attributable to Adient	$(12)	$110

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings (loss) per share.

	Three Months Ended March 31,
	2022	2021
Diluted earnings (loss) per share as reported	$(0.85)	$0.72
Restructuring and impairment costs	0.04	0.05
Purchase accounting amortization	0.14	0.10
Restructuring related charges	0.03	0.02
Impairment/(gain) on sale of interest in a nonconsolidated partially owned affiliate(8)	0.09	(0.33)
Write off of deferred financing costs upon repurchase of debt (9)	0.07	0.10
Foreign exchange loss on intercompany loan in Russia (9)	0.01	—
Interest accretion on deferred consideration (9)	—	(0.05)
Premium paid on repurchase of debt (9)	0.36	0.47
Other items (5)	0.04	0.07
Impact of adjustments on noncontrolling interests (11)	(0.02)	(0.02)
Tax impact of above adjustments and other tax items (10)	(0.04)	0.02
Adjusted diluted earnings (loss) per share	$(0.13)	$1.15

Appendix

The following table presents calculations of net debt:

	March 31,	September 30,
(in millions)	2022	2021
Cash and cash equivalents	$1,118	$1,521
Total short-term and long-term debt	2,936	3,696
Net debt	$1,818	$2,175

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2022	2021	2022	2021
Cash provided (used) by operating activities	$29	$(91)	$15	$140
Capital expenditures	(57)	(55)	(117)	(126)
Free cash flow	$(28)	$(146)	$(102)	$14

The following table reconciles adjusted EBITDA excluding adjusted equity income to free cash flow:

	FY2022		FY2021
(in millions)	Q2	YTD	Q2	YTD
Adjusted EBITDA excluding adjusted equity income	$142	$254	$250	$534
(+) Dividend	—	1	8	9
(-) Restructuring (cash)	(13)	(37)	(45)	(100)
(+/-) Net customer tooling	(23)	(21)	8	—
(+/-) Trade working capital (Net AR/AP + Inventory)	(24)	51	(153)	97
(+/-) Accrued compensation	14	(47)	27	8
(-) Interest paid	(70)	(111)	(70)	(136)
(+/-) Tax refund/taxes paid	(30)	(38)	(20)	(32)
(+/-) Non-income related taxes (VAT)	17	53	(11)	(78)
(+/-) Commercial settlements	10	(44)	(70)	(79)
(+/-) Other	6	(46)	(15)	(83)
Operating cash flow	29	15	(91)	140
Capital expenditures	(57)	(117)	(55)	(126)
Free cash flow	$(28)	$(102)	$(146)	$14

Appendix

Pro Forma Fiscal Year 2021 Reconciliations:

Net sales	Q1	Q2	Q3	Q4	FY2021

Americas - as reported:	1,737	1,644	1,440	1,343	6,164
Americas footprint actions	(20)	—	—	(1)	(21)
Americas - pro forma	1,717	1,644	1,440	1,342	6,143

EMEA - as reported:	1,604	1,636	1,328	996	5,564
EMEA JV deconsolidation	(25)	(28)	(11)	(35)	(99)
EMEA footprint actions	(18)	(7)	(6)	1	(30)
EMEA - pro forma	1,561	1,601	1,311	962	5,435

Asia - as reported:	554	588	516	465	2,123
China strategic transactions	234	199	231	227	891
China footprint actions	(44)	(33)	(31)	(13)	(121)
Asia - pro forma	744	754	716	679	2,893

Elimination/corporate:	(47)	(49)	(42)	(33)	(171)

Total Adient - as reported	3,848	3,819	3,242	2,771	13,680
Total Adient - pro forma	3,975	3,950	3,425	2,950	14,300

Adjusted EBITDA	Q1	Q2	Q3	Q4	FY2021

Americas - as reported:	132	64	23	13	232
Americas footprint actions	(5)	1	—	(1)	(5)
Americas - pro forma	127	65	23	12	227

EMEA - as reported:	114	141	22	—	277
EMEA JV deconsolidation	(4)	(5)	—	(8)	(17)
EMEA footprint actions	(6)	(2)	(1)	(1)	(10)
EMEA - pro forma	104	134	21	(9)	250

Asia - as reported:	151	121	92	122	486
China strategic transactions	(31)	(2)	10	(38)	(61)
China footprint actions	(7)	(5)	(2)	—	(14)
Asia - pro forma	113	114	100	84	411

Elimination/corporate:	(19)	(23)	(19)	(17)	(78)

Total Adient - as reported	378	303	118	118	917
Total Adient - pro forma	325	290	125	70	810

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended March 31,
(in millions)	2022	2021
Restructuring charges	$(2)	$(3)
Impairment charge associated with Russian operations	(2)	—
Held for sale asset adjustments	—	(2)
	$(4)	$(5)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended March 31,
(in millions)	2022	2021
Transaction costs	$(3)	$(7)
Brazil indirect tax recoveries	1	—
Loss on finalization of asset sale in Turkey	(2)	—
Insurance recoveries for Malaysia flooding	1	—
Allowance for doubtful accounts receivable associated with Russia	(1)	—
	$(4)	$(7)

(6) The adjustments to cost of sales include:

	Three Months Ended March 31,
(in millions)	2022	2021
Restructuring related charges	$(2)	$(1)
Brazil indirect tax recoveries	1	—
Insurance recoveries for Malaysia flooding	1	—
	$—	$(1)

Appendix

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended March 31,
(in millions)	2022	2021
Purchase accounting amortization	$(13)	$(9)
Transaction costs	(3)	(7)
Restructuring related charges	—	(1)
Write off of accounts receivable associated with Russia	(1)	—
Loss on finalization of asset sale in Turkey	(2)	—
	$(19)	$(17)

(8) The adjustments to equity income include:

	Three Months Ended March 31,
(in millions)	2022	2021
Impairment/(gain) on sale of interest in a nonconsolidated partially owned affiliate	$9	$(33)
Restructuring related charges	1	—
Purchase accounting amortization	—	1
	$10	$(32)

(9) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended March 31,
(in millions)	2022	2021
Interest accretion on deferred consideration	$—	$5
Premium paid on repurchase of debt	(34)	(45)
Write off of deferred financing costs upon repurchase of debt	(7)	(10)
Foreign exchange loss on intercompany loan in Russia	(1)	—
	$(42)	$(50)

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended March 31,
(in millions)	2022	2021
Benefits associated with restructuring and impairment charges	$—	$(1)
Amortization	(2)	—
Gain on sale of interest in a nonconsolidated partially owned affiliate	—	5
Tax rate change	(4)	—
Other reconciling items	2	(2)
	$(4)	$2

(11) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.